SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE MONY GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

The MONY Group Inc. sent the following letter, dated January 30, 2004, from Mr. Michael I. Roth, MONY’s Chairman and Chief Executive Officer, to its policyholders.

The MONY Group Inc.
1740 Broadway New York, NY 10019 www.mony.com

Michael l. Roth

Chairman and Chief Executive Officer

WHAT THE AXA FINANCIAL

MERGER MEANS TO MONY POLICYHOLDERS

January 30, 2004

DEAR POLICYHOLDER:

By now you know that The MONY Group Inc. has agreed to become a member of the AXA Financial family, one of the world’s premier financial services organizations. As of September 30, 2003, AXA Financial had approximately $472.2 billion in assets under management.

THE MERGER WILL HAVE NO IMPACT ON INSURANCE

POLICIES ISSUED BY MONY

Once the merger is complete, MONY policyholders will continue to enjoy the same rights and benefits provided in their current contracts.

PROTECTING YOUR FAMILY

As a MONY policyholder, you have demonstrated your commitment to protecting your family’s future, and we know how much that protection means to you. As such, we want to assure you that you will continue to enjoy the very same peace of mind with AXA Financial, which is part of a global financial services organization.

THE MERGER WILL RESULT IN MONY BECOMING

A MEMBER OF THE AXA FINANCIAL FAMILY

The AXA Financial merger offers MONY policyholders like you certain advantages. Consider the following:

•

MONY will remain a New York State domiciled life insurer, and will continue to be subject to the regulations and supervision of the New York State Insurance Department – widely recognized as one of the country’s strongest insurance departments in protecting the rights and benefits of policyholders. AXA Financial’s lead insurance company subsidiary, The Equitable Life Assurance Society of the United States, is also a New York domiciled insurer. We believe this transaction with AXA Financial is particularly advantageous to MONY’s policyholders, especially given the potential for continuing consolidation in the financial services sector, including the possibility of acquisition of insurers by banks.

•

The AXA Financial family of companies have superior financial strength ratings compared to MONY. Immediately following the announcement of the transaction, all major ratings agencies indicated an improved outlook for MONY’s ratings. In the merger, MONY will become a subsidiary of AXA Financial and part of a much stronger global financial services organization.

•	The AXA Financial family of companies is significantly larger than MONY. With its greater size, AXA Financial has superior resources to apply towards the servicing of your policy.

•

The AXA Financial family has over a decade of experience in administering life insurance policies of demutualized companies. AXA Financial is the parent company of The Equitable, which was the first New York domiciled life insurer to demutualize. The Equitable, which demutualized in 1992, has more experience than any other New York domiciled company in administering the life insurance policies of a demutualized company for the benefit of policyholders.

In summary, we believe that the AXA Financial transaction will offer benefits to our policyholders, while continuing to provide the peace of mind they deserve.

If you are a stockholder of MONY, please vote, as recommended by MONY’s Board of Directors, “FOR” the AXA Financial merger proposal, by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided.

Your vote is important, regardless of the number of shares you own, so please act today. Stockholders with questions regarding the merger, or who require assistance voting their shares, may call D.F. King & Co., Inc., which is assisting MONY, at 1-800-488-8075.

We look forward to continuing to meet your insurance needs and helping you to provide financial protection for your family.

Thank you for your trust and continued support.

Sincerely yours,

Important Legal Information

MONY has filed a definitive proxy statement and MONY intends to file other documents regarding the proposed acquisition of MONY by AXA Financial with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decisions, investors and security holders of MONY are urged to read the proxy statement regarding the acquisition, carefully in its entirety, because it contains important information about the proposed transaction. A definitive proxy statement has been sent to the stockholders of MONY seeking their approval of the transaction. Investors and security holders may obtain free copies of the definitive proxy statement, and other documents filed with, or furnished to, the SEC by AXA Financial and MONY at the SEC’s website at www.sec.gov. The definitive proxy statement and other documents may also be obtained for free from MONY and AXA Financial by writing to Shareholder Services, MONY, 1740 Broadway, New York, NY 10019; Attn. John MacLane (jmaclane@mony.com), or to AXA Financial, 1290 Avenue of the Americas, New York, NY 10104, Attn. Robert Walsh (Robert.Walsh@axa-financial.com).

Forward-looking Statements

The foregoing contains forward-looking statements concerning MONY’s operations, economic performance, prospects and financial condition. Forward-looking statements include statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and include all statements concerning MONY’s operations, economic performance, prospects and financial condition for 2004 and following years. MONY claims the protection afforded by the safe harbor for forward-looking statements as set forth in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties. Actual results could differ materially from those anticipated by forward-looking statements due to a number of important factors including the following: satisfaction of the closing conditions set forth in the merger agreement among MONY, AXA Financial, Inc, and AIMA Acquisition Co., including approval of MONY’s shareholders and regulatory approvals; a significant delay in the expected completion of the contemplated merger; MONY could experience losses, including venture capital losses; MONY could be subjected to further downgrades by rating agencies of our senior debt ratings and the claims-paying and financial-strength ratings of our insurance subsidiaries; MONY could be required to take a goodwill impairment charge relating to its investment in Advest if the market deteriorates; MONY could have to accelerate amortization of deferred policy acquisition costs if market conditions deteriorate; MONY could be required to recognize in its earnings “other than temporary impairment” charges on its investments in fixed maturity and equity securities held by it; MONY could have to write off investments in certain securities if the issuers’ financial condition deteriorates; recent improvements in the equities markets may not be sustained into the future; actual death-claim experience could differ from MONY’s mortality assumptions; MONY could have liability from as-yet-unknown litigation and claims; larger settlements or judgments than we anticipate could result in pending cases due to unforeseen developments; and changes in laws, including tax laws, could affect the demand for MONY’s products. MONY does not undertake to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

IMPORTANT

If you have questions or need assistance, please call D. F. King & Co., Inc.,

which is assisting MONY, at 1-800-488-8075.